Exhibit 32.1

Certification

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(i)	this Current Report on Form 10-K of Spectrum Control, Inc. for the year ended November 30, 2007 (the “Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

(ii)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Spectrum Control, Inc.

Dated as of this 13th day of February 2008.

/s/ RICHARD A. SOUTHWORTH	/s/ JOHN P. FREEMAN
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

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